MediaOne Group, Inc.
Consolidated Domestic Cable Highlights
(UNAUDITED)

                   Three Months Ended         Nine Months Ended
Dollars in           September 30,               September 30,
millions            1998   1997 Percent       1998    1997  Percent
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                              MediaOne- Reported
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Revenues
 Basic cable      $  429 $  388    10.6%    $ 1,276 $ 1,140   11.9%
 Premium              81     82    (1.2)        240     245   (2.0)
 Pay-per-view         16     12    33.3          40      42   (4.8)
 Advertising          37     33    12.1         108      91   18.7
 Equip. & instal.     46     40    15.0         130     113   15.0
 Other                (8)    (3) (166.7)        (22)     (1)   -
                  ---------------           ----------------
Total Core Cable
 Revenues            601    552     8.9       1,772   1,630    8.7

 New products         13      3   333.3          34      13  161.5
 Primestar            -      29     -            34      78  (56.4)
                  ---------------           ----------------
Total Sales and
 Other Revenue    $  614 $  584     5.1%    $ 1,840 $ 1,721    6.9%
                  ===============           ================
Operating Cash Flow(1)
 Core cable       $  263 $  248     6.5%    $   800 $   740    8.1%
 Primestar            -       4     -             4      12  (66.7)
 Year 2000 costs     (6)     -      -            (7)     -     -
 Other               (30)   (24)  (25.0)        (91)    (61) (49.2)
                  ---------------           ----------------
Total Operating
 Cash Flow(1)     $  227 $  228    (0.4)%   $   706 $   691    2.2%
                  ===============           ================

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                              MediaOne- Pro forma (2)
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

Total Core Cable
 Revenues         $  601 $  545    10.3%    $ 1,772 $ 1,620    9.4%
                  ---------------           ----------------
Total Revenues    $  614 $  550    11.6%    $ 1,806 $ 1,634   10.5%
                  ===============           ================

Operating Cash Flow(1)
 Core cable       $  263 $  248     6.5%    $   800 $   744    7.7%
 Other               (30)   (25)  (20.0)        (91)    (63) (44.4)
                  ---------------           ----------------
Total Operating
 Cash Flow(1)     $  233 $  223     4.5%    $   709 $   681    4.1%
                  ===============           ================

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(1) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
(2) Results reflect pro forma adjusments for acquisitions, dispositions and Year 2000 costs.
(3) Percentages may reflect the effects of rounding.
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